UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Superior Well Services, Inc.

(Name of Registrant as Specified In Its Charter)

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Superior Well Services, Inc.
1380 Rt. 286 East, Suite 121
Indiana, Pennsylvania 15701

March 31, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Superior Well Services, Inc., which will be held on Wednesday, May 3, 2006 at 9:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh Int’l Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania. Your annual meeting materials, including the annual report for the year ended December 31, 2005, notice of annual meeting, proxy statement and proxy card from Superior Well Services, Inc.’s Board of Directors, are enclosed.

At this year’s annual meeting you will be asked to: (i) elect two Class I directors; (ii) ratify the appointment of our independent registered public accounting firm; and (iii) transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR election of the director nominees and FOR ratification of the appointment of independent registered public accounting firm. Please refer to the enclosed notice of annual meeting and proxy statement for detailed information on each of the proposals to be considered at the annual meeting.

It is important that you use this opportunity to take part in the affairs of Superior Well Services, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Very truly yours,

David E. Wallace
Chairman of the Board

Superior Well Services, Inc.
1380 Rt. 286 East, Suite 121
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2006

To the Stockholders of Superior Well Services, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Superior Well Services, Inc. will be held at the Hyatt Regency Pittsburgh Int’l Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, on Wednesday, May 3, 2006 at 9:00 a.m., Eastern Time. We are holding the annual meeting for the following purposes:

1. To elect two Class I directors, each to serve until the 2009 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified;

2. To ratify the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the annual meeting and at any adjournments or postponements of the annual meeting.

The above matters are fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the annual meeting.

Only stockholders of record at the close of business on March 27, 2006 will be entitled to receive notice and to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting and at Superior Well Services, Inc.’s offices, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 for 10 days prior to the annual meeting. If you would like to review the stockholder list, please call or email Superior Well Services Investor Relations at (724) 465-8904 or investorrelations@superiorwells.com to schedule an appointment.

By Order of the Board of Directors,

Rhys R. Reese
Secretary
March 31, 2006

PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

i

SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 East, Suite 121
Indiana, Pennsylvania 15701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2006

This proxy statement and accompanying proxy card are being furnished to the stockholders of Superior Well Services, Inc. (“we,” “us” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”). The proxies are to be voted at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Pittsburgh Int’l Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, at 9:00 a.m., Eastern Time, on Wednesday, May 3, 2006, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting. The Board is not aware of any other matters to be presented at the Annual Meeting. This proxy statement and the proxy card, which are accompanied by our annual report to stockholders on Form 10-K (the “Annual Report”) containing financial statements for the year ended December 31, 2005, were first mailed to stockholders on or about March 31, 2006. Stockholders are referred to the Annual Report for financial and other information about our activities. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

Members of the Snyder family, two of whom serve on our Board, together with our executive officers indirectly own approximately 66% of the outstanding shares of our common stock. As a result, they have the power to control matters submitted to our stockholders, including the election of directors and the ratification of the appointment of Schneider Downs & Co., Inc. We have been informed that these persons intend to cause the shares indirectly held by them to be voted for the election of the nominees to the Board named herein and for the ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2006.

We sent you this proxy statement and the accompanying proxy card because our Board is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business described in this proxy statement.

Our notice of annual meeting, proxy statement and Annual Report are available on our website at www.superiorwells.com. As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. Choosing this option will save us the cost of printing and mailing these annual meeting materials. If you have a computer with Internet access, we hope you will try this electronic distribution method. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you can choose to receive and access future annual meeting materials electronically by going to American Stock Transfer and Trust Company’s website at www.amstock.com.  If your shares are held in brokerage accounts, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive future annual meeting materials over the Internet.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote upon the matters outlined in the notice of meeting, including the election of two Class I directors, the ratification of Schneider Downs & Co., Inc. (“Schneider Downs”) as our independent registered public accounting firm for the year ending December 31, 2006 and consideration of any other matters properly presented at the meeting. In addition, our management will report on our recent financial performance and, following the Annual Meeting, respond to questions from stockholders.

2.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. David E. Wallace, our Chief Executive Officer and Chairman of the Board, and Thomas W. Stoelk, our Vice President and Chief Financial Officer, have been designated as proxies for the Annual Meeting.

3.	What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy card designating David E. Wallace and Thomas W. Stoelk each as proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about our Board and executive officers.

4.	Who may attend the Annual Meeting?

The Board has set March 27, 2006 as the record date for the Annual Meeting. All stockholders of record who owned shares of common stock at the close of business March 27, 2006, or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of March 27, 2006. Any person attending will need to bring personal identification and check in at the registration desk at the Annual Meeting.

5.	What is the record date and what does it mean?

The record date for the Annual Meeting is March 27, 2006. The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to:

(a) receive notice of the Annual Meeting, and

(b) vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

6.	Who can vote?

Each stockholder who owned common stock at the close of business on March  27, 2006, the record date, is entitled to one vote for each share of common stock held on all matters to be voted on. At the close of business on the record date, there were 19,655,567 shares of our common stock outstanding.

7.	What am I voting on?

You will be voting on the following two items of business at the Annual Meeting:

•	The election of two Class I directors, each to serve until the 2009 Annual Meeting or until his respective successor has been duly elected and qualified; and

•	The ratification of the appointment of Schneider Downs as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

We are not aware of any other business to be conducted at the Annual Meeting.

8.	How many votes are required to hold the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is a majority of shares of our common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

9.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

•	Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

10.	What different methods can I use to vote?

If you are a stockholder of record, you may vote by written proxy card or in person at the Annual Meeting. If you are a street name holder, you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

In addition, if you are a street name holder, you may vote by telephone or over the Internet if your bank or broker makes those methods available, in which case the bank or broker enclosed the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

11.	What are my voting choices when voting for director nominees, and what vote is needed to elect Directors?

In the vote on the election of two Class I director nominees to serve until the 2009 Annual Meeting, you may:

(a) vote in favor of all nominees,

(b) withhold votes as to all nominees, or

(c) withhold votes as to specific nominees.

The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. Withholding votes as to a nominee will have no effect on the election of that nominee. You may not cumulate your votes in the election of directors.

The Board recommends a vote FOR each of the nominees.

12.	What are my voting choices when voting on the ratification of the appointment of Schneider Downs as our independent registered public accounting firm, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of Schneider Downs as our independent registered public accounting firm, you may:

(a) vote in favor of the ratification,

(b) vote against the ratification, or

(c) abstain from voting on the ratification.

The proposal to ratify the appointment of Schneider Downs as our independent registered public accounting firm for the year ended December 31, 2006 will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR the ratification of the appointment of Schneider Downs as our independent registered public accounting firm.

13.	What if I don’t specify a choice for a matter when returning my proxy?

You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted FOR the election of all director nominees and FOR the proposal to ratify the appointment of Schneider Downs.

14.	Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NASDAQ National Market rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the selection of Schneider Downs as our independent registered public accounting firm for the year ended December 31, 2006 are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

15.	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, which requires a plurality of votes, broker non-votes will have no effect. In the ratification of the appointment of our independent registered public accounting firm, abstentions will have the same effect as a vote against ratification, and broker non-votes will not be counted for determining the number of shares represented at the Annual Meeting for purposes of the vote on the ratification.

16.	What happens if additional proposals are presented at the Annual Meeting?

Other than the election of directors and the ratification of the appointment of the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our Amended and Restated Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

17.	May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements or (ii) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

18.	Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•	submitting another proxy card with a later date;

•	giving written notice to our Corporate Secretary that you are revoking your proxy; or

•	attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

19.	What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent, American Stock Transfer and Trust Company. Please vote all of these shares. We recommend that you contact your broker and/or American Stock Transfer and Trust Company to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to American Stock Transfer and Trust Company, Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at (800) 937-5449. American Stock Transfer and Trust Company may also be reached through its website at www.amstock.com.

20.	What is “householding”?

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If your proxy materials are being householded and you wish to receive separate copies of the proxy statement and/or annual report, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, American Stock Transfer and Trust Company, Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at (800) 937-5449. American Stock Transfer and Trust Company may also be reached through its website at www.amstock.com.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The size of our Board is currently set at six, divided into three classes serving staggered terms, with one class being elected each year to serve a three-year term. The two Class I Board members, whose terms expire at the 2006 Annual Meeting, are Mark A. Snyder and Anthony J. Mendicino. The Nominating and Corporate Governance Committee of our Board has approved and recommended, and our Board has unanimously nominated, each of Mr. Snyder and Mr. Mendicino for re-election as Class I directors to serve until our 2009 Annual Meeting or upon a successor being duly elected and qualified.

A plurality of the votes cast in person or by proxy by the holders of our common stock is required to elect each director. Accordingly, under Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, withheld votes and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the nominees listed below. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board. Stockholders may not cumulate their votes in the election of directors.

It is our policy to strongly encourage directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company. We expect all of our directors to be in attendance.

Nominees and Existing Directors

Information with respect to the directors nominated for re-election this year, as well as the directors whose terms expire in subsequent years, is presented below, as of March 31, 2006.

Nominees for Class I Directors

Mark A. Snyder	Mr. Snyder has served as a director on our board since our formation in March 2005. Mr. Snyder is the Secretary of Snyder Associated Companies, Inc. and has served in that capacity since June 1999. He has served as a director and executive officer of Snyder Associated Companies, Inc. for over 30 years. Mr. Snyder also serves as the Secretary of Armstrong Cement & Supply Corp., Mark Ann Industries, Inc. and Snyder Brothers, Inc. and has served in that capacity since June 1999. He serves as a director for The Farmers National Bank of Kittanning, Armstrong County Memorial Hospital, Brayman Construction Corporation, a privately held highway building contractor and Greenleaf Corporation, a privately held tool manufacturer. Mr. Snyder holds an associates degree in mechanical engineering technology from Pennsylvania State University. Mark A. Snyder is the brother of David E. Snyder, who is also a member of our board of directors.

Anthony J. Mendicino	Mr. Mendicino has served as a director on our board since August 2005. Mr. Mendicino is currently the Chairman of our Audit Committee and is also a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Mendicino is the Senior Vice President — Finance and Chief Financial Officer of UGI Corporation, a Delaware corporation, and has served in that capacity since December 2002. He previously served as Vice President — Finance and Chief Financial Officer of UGI Corporation from September 1998 to December 2002. Mr. Mendicino was also Senior Vice President and Chief Financial Officer and a director from 1987 to 1996 of UTI Energy Corp., a diversified oil field service company. Mr. Mendicino holds a bachelor of science degree in civil engineering from Lehigh University and an MBA from the Wharton School of the University of Pennsylvania.

Class II Directors (term expires in 2007)

John A. Staley, IV	Mr. Staley has served as a director on our board since June 2005. Mr. Staley is currently the Chairman of our Compensation Committee and is also a member of our Nominating and Corporate Governance Committee and our Audit Committee. Mr. Staley was a director of Boron LePore & Associates, Inc. and served in that capacity from May 1997 to 2002. Mr. Staley was Chief Executive Officer of Federated Research Corp., an investment management firm and a subsidiary of Federated Investors Inc. which is, in turn, a wholly owned subsidiary of Federated Investors, a Delaware business trust, from 1984 through November 1994 when he retired. Upon his retirement, Mr. Staley worked as a self-employed financial advisor from November 1994 to November 1996 and has been the Chief Executive Officer of Staley Capital Advisers, Inc., an investment advisory firm, from November 1996 to present. He is also a director of several private companies and a trustee of Duquesne University and the Children’s Hospital of Pittsburgh. Mr. Staley holds a bachelor of science degree from Duquesne University and an MBA in finance from Northwestern University’s Kellogg Graduate School of Business.

David E. Snyder	Mr. Snyder has served as a director on our board since our formation in March 2005. Mr. Snyder is the Vice President, Treasurer and a member of the board of directors of Snyder Associated Companies, Inc., a privately held natural resources, manufacturing company. He has served as Vice President of Snyder Associated Companies Inc. since 1976, and he has served as a director and executive officer of Snyder Associated Companies, Inc. for over 30 years. Mr. Snyder is also the Treasurer of Armstrong Cement & Supply Corp., the Vice President of Mark Ann Industries, Inc. and the President of Snyder Brothers, Inc. and has served in each capacity since June 1999. He currently serves as a director of The Farmers National Bank of Kittanning. Mr. Snyder holds a bachelor of science degree in business finance from Indiana University of Pennsylvania. David E. Snyder is the brother of Mark A. Snyder, who is also a member of our board of directors.

Class III Directors (term expires in 2008)

Charles C. Neal	Mr. Neal has served as a director on our board since June 2005. Mr. Neal is currently the Chairman of our Nominating and Corporate Governance Committee and is also a member of our Audit Committee and our Compensation Committee. Mr. Neal has been a director and the President of Chas. A. Neal & Company, a privately held company with investments in oil and gas exploration and production, banking, private equity and marketable securities, since 1989. Prior to that, he was with Merrill Lynch & Co. in investment banking. He is also a director of several privately held companies. He is a director and Vice Chairman of The First National Bank & Trust Company of Miami and a director and President of First

Miami Bancshares, Inc. Mr. Neal holds a bachelor of arts degree in economics from the University of Oklahoma and a JD/MBA degree from the University of Chicago Law School and Graduate School of Business.

David E. Wallace	Mr. Wallace has served as our Chief Executive Officer and Chairman of our board of directors since our formation in March 2005. Prior to the formation of Superior Well Services, Inc., he co-founded Superior Well Services, Ltd. and had been its Chief Executive Officer since its inception in 1997. Prior to co-founding Superior Well Services, Ltd., Mr. Wallace held various operational management and sales positions at Halliburton Energy Services, Inc. during his 20-year tenure with that company. Mr. Wallace graduated with a bachelor of science in civil engineering degree from the University of Kentucky and has over 29 years of experience in the oilfield services industry.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF
THE NOMINATED DIRECTORS

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Schneider Downs to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the year ending December 31, 2006. Schneider Downs has served as our auditors since the Company’s formation in March 2005. The Audit Committee has been advised by Schneider Downs that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Schneider Downs to stockholders for ratification.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Accordingly under Delaware law, our Articles of Incorporation and our Amended and Restated Bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

In the event that the selection of independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

One or more representatives of Schneider Downs are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

Fees Paid to Schneider Downs

The following table shows the aggregate fees billed by and paid to Schneider Downs in each of the last two fiscal years for the services indicated:

	2004(1)	2005
	(In thousands)

Audit Fees	$6	$482
Audit-Related Fees	—	25
Tax Fees	22	46
All Other Fees	—	—

Total	$22	$553

(1)	Prior to our filing our registration statement on Form S-1 in connection with our initial public offering in August 2005, our financial statements were not audited.

All audit and non-audit fees must be pre-approved by the Audit Committee. The Audit Committee pre-approved 100% of the audit and non-audit services performed by Schneider Downs during 2005. The Audit Committee has not authorized a pre-approval waiver for any audit or non-audit fees or services.

Audit Fees.  Fees for audit services include fees associated with the annual audit, the filing of our registration statement on Form S-1 in connection with our initial public offering (including the audits performed in connection therewith), the reviews of our annual report on Form 10-K and our quarterly reports on Form 10-Q, services related to comfort letters and consents and assistance with other filings and public offering documents filed with the SEC.

Audit-Related Fees.  Fees for audit-related services principally include consultations on financial accounting and reporting issues.

Tax Fees.  Fees for tax service include tax compliance, tax advice and tax planning including, but not limited to, federal and state tax advice and mergers and acquisitions tax advice.

All Other Fees.  All other fees include fees for services not included in audit fees, audit-related fees and tax fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures regarding the pre-approval of the performance by Schneider Downs of certain audit and non-audit services. Schneider Downs may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Schneider Downs may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved, by category, the performance by Schneider Downs of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $15,000 in the aggregate, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chairperson the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes-Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Schneider Downs. Any pre-approval granted by the chairperson is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives an annual report detailing the prior year’s expenditures consistent with the SEC’s accountant fee disclosure requirements.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF SCHNEIDER DOWNS & CO., INC. AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2006 (except as otherwise indicated) by:

•	each person or group that is known to us to beneficially own more than five percent of our common stock;

•	each director and each named executive officer (as defined in “Executive Compensation,” below); and

•	all directors and executive officers as a group.

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner(1)	Ownership	Percent of Class(2)

C. H. Snyder, Jr.(3)	1,752,708	8.9%
Dennis C. Snyder(4)	3,794,183	19.3%
Richard G. Snyder(5)	3,794,183	19.3%
Mark A. Snyder(6)	2,952,392	15.0%
David E. Snyder(7)	3,194,160	16.2%
Thomas C. Snyder(8)	2,678,585	13.6%
Snyder Associated Companies, Inc.(9)	1,632,827	8.3%
Jacob B. Linaberger(10)	1,439,800	7.3%
David E. Wallace(11)	1,436,221	7.3%
Rhys R. Reese(12)	1,431,221	7.3%
C. H. Snyder, Jr. Grantor Retained Annuity Trust(13)	1,078,915	5.5%
Thomas W. Stoelk(14)	10,000	*
Fred E. Kistner(15)	7,000	*
Anthony J. Mendicino(16)	10,000	*
Charles C. Neal(17)	15,000	*
John A. Staley, IV(18)	10,000	*
Gilder, Gagnon, Howe & Co. LLC(19)	1,571,272	8.0%
All directors and executive officers as a group (10 persons)	8,753,086	44.5%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Superior Well Services, Inc., 1380 Rt. 286 East, Suite 121, Indiana, PA 15701 and such beneficial owner has sole voting and dispositive power over such shares.

(2)	Based upon an aggregate of 19,655,567 shares outstanding, which includes 278,900 outstanding restricted shares issued pursuant to our stock incentive plan.

(3)	Mr. C. H. Snyder, Jr. indirectly owns the 1,632,827 shares through Snyder Associated Companies, Inc. Mr. C. H. Snyder, Jr. is a shareholder of Snyder Associated Companies, Inc., serves as its Executive Vice President and is a member of its board of directors. As such, Mr. C. H. Snyder, Jr. may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. C. H. Snyder, Jr., 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. C. H. Snyder, Jr. is an executive officer and director of Buffalo Valley Real Estate Co., and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Co. The address of Mr. C. H. Snyder, Jr. is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(4)	Of the shares indicated as beneficially owned by Mr. Dennis C. Snyder, 1,082,441 shares are directly owned by him and 1,632,827 shares are indirectly owned by him through Snyder Associated Companies,

Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Dennis C. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Dennis C. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. Dennis C. Snyder, 1,078,915 shares are indirectly owned by him through the C. H. Snyder, Jr. Grantor Retained Annuity Trust, which directly owns the shares. Mr. Dennis C. Snyder is a trustee and beneficiary of the C. H. Snyder, Jr. Grantor Retained Annuity Trust, and as such, he may be deemed to have voting and dispositive power over the shares directly owned by the C. H. Snyder, Jr. Grantor Retained Annuity Trust. The address of Mr. Dennis C. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(5)	Of the shares indicated as beneficially owned by Mr. Richard G. Snyder, 1,082,441 shares are directly owned by him and 1,632,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Richard G. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Richard G. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. Richard G. Snyder, 1,078,915 shares are indirectly owned by him through the C. H. Snyder, Jr. Grantor Retained Annuity Trust, which directly owns the shares. Mr. Richard G. Snyder is a trustee and beneficiary of the C. H. Snyder, Jr. Grantor Retained Annuity Trust, and as such, he may be deemed to have voting and dispositive power over the shares directly owned by the C. H. Snyder, Jr. Grantor Retained Annuity Trust. The address of Mr. Richard G. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(6)	Of the shares indicated as beneficially owned by Mark A. Snyder, 1,199,684 shares are directly owned by him, including 10,000 restricted shares issued to him pursuant to our stock incentive plan, and 1,632,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Mark A. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Secretary and is a member of its board of directors. As such, Mr. Mark A. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. Mark A. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Co. The address of Mr. Mark A. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(7)	Of the shares indicated as beneficially owned by David E. Snyder, 1,441,452 shares are directly owned by him, including 10,000 restricted shares issued to him pursuant to our stock incentive plan, and 1,632,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. David E. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and Treasurer and is a member of its board of directors. As such, Mr. David E. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. David E. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. David E. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Company. The address of Mr. David E. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(8)	Of the shares indicated as beneficially owned by Thomas C. Snyder, 1,045,758 shares are directly owned by him and 1,632,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Thomas C. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Thomas C. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. The address of Mr. Thomas C. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(9)	Snyder Associated Companies, Inc. indirectly owns the 1,632,827 shares through Snyder Industries, Inc., its wholly owned subsidiary. The address of Snyder Associated Companies, Inc. is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(10)	Of the shares indicated as beneficially owned by Jacob B. Linaberger, 1,432,300 shares are directly owned by him, including 15,000 restricted shares issued to him pursuant to our stock incentive plan. 5,000 shares are indirectly owned by him though his wife, Filomena Linaberger, who directly owns the shares. In addition, 2,500 shares are indirectly owned by him though his daughter, Jenna Linaberger, who directly owns the shares. Filomena Linaberger is the custodian of the 2,500 shares owned by Jenna Linaberger. Mr. Linaberger may be deemed to have voting and dispositive power over the shares directly owned by his wife and his daughter.

(11)	Includes 20,000 restricted shares issued pursuant to our stock incentive plan that are directly owned by David E. Wallace.

(12)	Includes 15,000 restricted shares issued pursuant to our stock incentive plan that are directly owned by Rhys R. Reese.

(13)	The address of C. H. Snyder, Jr. Grantor Retained Annuity Trust is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(14)	Includes 10,000 restricted shares issued pursuant to our stock incentive plan that are directly owned by Thomas W. Stoelk.

(15)	Includes 7,000 restricted shares issued pursuant to our stock incentive plan that are directly owned by Fred E. Kistner.

(16)	Includes 10,000 restricted shares issued pursuant to our stock incentive plan that are directly owned by Anthony J. Mendicino. The address of Mr. Mendicino is c/o UGI Corp, 460 North Gulph Road, King of Prussia, PA 19406.

(17)	Of the shares indicated as beneficially owned by Charles C. Neal, 10,000 shares issued pursuant to our stock incentive plan are directly owned by him and 5,000 shares are indirectly owned by him through Chas. A. Neal & Company. Charles C. Neal is a director and the President of Chas. A. Neal, and as such he may be deemed to have voting and dispositive power over the shares directly owned by Chas. A. Neal & Company. Mr. Neal’s address is 25 First Ave. N.E. P.O. Box 269, Miami, OK 74355.

(18)	Includes 10,000 restricted shares issued pursuant to our stock incentive plan that are directly owned by John A. Staley, IV. Mr. Staley’s address is One Oxford Centre, Suite 3950, Pittsburgh, PA 15219.

(19)	Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on February 14, 2006. Gilder, Gagnon, Howe & Co. LLC is a broker or dealer registered under Section 15 of the Exchange Act. Gilder, Gagnon, Howe & Co. LLC reported that the entity had shared power to dispose or direct the disposition of 1,571,272 shares. The shares reported include 1,350,696 shares held in customer accounts over which partners and/or employees of the Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose of or direct the disposition of the shares, 212,076 shares held in accounts owned by the partners of the Gilder, Gagnon, Howe & Co. LLC and their families, and 8,500 shares held in the account of the profit-sharing plan of Gilder, Gagnon, Howe & Co. LLC.

CORPORATE GOVERNANCE

Code of Conduct

Our Board has adopted, as part of the Superior Well Services, Inc. Code of Business Conduct and Ethics (the “Code of Conduct”), a series of corporate governance principles applicable to all our employees, officers and directors, designed to affirm our high standards of business conduct and to emphasize the importance of integrity and honesty in the conduct of our business. We believe that the ethical foundations outlined in our corporate governance principles and the Code of Conduct are critical to our ongoing success. The Code of Conduct is distributed to all of our employees and is posted on the “Investor Relations — Corporate Governance” portion of our public website at www.superiorwells.com.

The Code of Conduct addresses, among other matters, the following:

•	ethics;

•	human resources policies;

•	protection of property;

•	corporate communications;

•	securities law disclosures and insider trading;

•	conflict of interest and confidentiality;

•	antitrust compliance;

•	financial integrity and records retention; and

•	reporting violations.

Code of Ethics for Financial Employees

We have adopted a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”), which applies to our Chief Executive Officer and each of the Company’s senior financial officers (including the Company’s principal financial officer and its principal accounting officer or controller), and complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics is intended to deter wrongdoing and to promote, among other things, the following principles:

•	Act with honesty, integrity and in an ethical manner.

•	Promptly disclose to the Board, any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest between such officer’s personal and professional relationships.

•	Respect and maintain the confidentiality of information acquired in the course of his or her work, except when authorized or otherwise legally obligated to disclose such information, and not use confidential information acquired in the course of his or her work for personal advantage.

•	Promote ethical behavior in the work environment.

•	Responsibly use and control all assets and resources employed by or entrusted to him or her.

•	Ensure that accounting entries are promptly and accurately recorded and properly documented and that no accounting entry intentionally distorts or disguises the true nature of any business transaction.

•	Prohibit the establishment of any undisclosed or unrecorded funds or assets for any purpose and provide for the proper and prompt recording of all disbursements of funds and all receipts.

•	Maintain books and records that fairly and accurately reflect our business transactions.

•	Devise, implement, maintain and monitor internal controls sufficient to assure that financial record-keeping objectives are met.

•	Comply with generally accepted accounting standards and practices, rules, regulations and controls.

•	Perform responsibilities with a view to causing our public communications, including periodic and other reports we file with the SEC, to be made on a timely basis with appropriate disclosures.

•	Sign only those reports and other documents, including filings with the SEC, that he or she believes to be accurate and truthful.

•	Not make, or tolerate to be made, false statements or entries for any purpose in our books and records or in any internal or external correspondence, memoranda or communication of any type, including telephone or electronic communications.

•	Comply, as appropriate and with the advice of counsel (as necessary), with rules, laws, and regulations of federal, state and local governments.

•	Not knowingly be a party to any illegal activity or engage in any act that will discredit his or her profession or us.

•	Promptly report to the Audit Committee any situation where this Code of Ethics or any of our other policies or conduct codes, or any law applicable to us or our employees, is being violated.

The Code of Ethics is posted on the “Investor Relations — Corporate Governance” portion of our public website at www.superiorwells.com.

Board Composition

The Board is responsible for the supervision of the overall affairs of the Company. At the time of our initial public offering on August 3, 2005, the Board was initially comprised of Charles C. Neal, David E. Snyder, Mark A. Snyder, John A. Staley, IV and David E. Wallace. On August 10, 2005, Anthony J. Mendicino was appointed to the Board.

To assist in carrying out its duties, the Board has delegated authority to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. For more information relating to the duties and composition of these committees, please see the sections below entitled “Board Meetings” and “Board Committees.”

On March 2, 2006, the Board approved a reduction in the size of the Board from seven to six directors. Following our 2006 Annual Meeting of Stockholders, the Board will consist of six directors. In the interim period between Annual Meetings of Stockholders, the Board has the authority under the Company’s Amended and Restated Bylaws to increase or decrease the size of the Board and to fill vacancies created by any such increases.

Director Independence

It is important to us for investors to have confidence that the individuals serving as independent directors on our Board do not have a relationship with us that would impair their independence. Under the rules of The NASDAQ National Market (the “Nasdaq Rules”), our Board has a responsibility to make an affirmative determination that no such relationships exist. The Nasdaq Rules generally provide that an “independent director” is a person other than one of our officers or employees or any officer or employer of one of our subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also provide specific criteria that, if met, disqualify a director from being independent.

The Board has determined that, Charles C. Neal, Anthony J. Mendicino and John A. Staley, IV each qualify as an independent director under the Nasdaq Rules. David E. Wallace is not considered independent because he currently serves as our Chairman and Chief Executive Officer. Mark A. Snyder and David E.

Snyder are not considered independent because they were officers immediately prior to the time of our initial public offering. Snyder Associated Companies, Inc. and its affiliates, each of which are affiliates of each of Mark A. Snyder and David E. Snyder, also have significant business relationships with Superior Well Services, Inc.

Board Meetings

The Board met three times during 2005 and acted by unanimous written consent eight times. No incumbent director attended fewer than 75% of the total number of Board meetings held during the period for which he was a director.

Executive Sessions of the Independent Directors

In accordance with the Nasdaq Rules, the independent directors meet in executive session without management or non-management directors who are not independent at each regularly scheduled Board meeting. Mr. Mendicino was the presiding director at these sessions.

Board Committees

Our Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. No incumbent director attended fewer than 75% of the total number of committee meetings held by committees of the Board on which he served during the period that he served on such committee. Each of these committees has a written charter approved by the Board. These charters are available on the “Investor Relations — Corporate Governance” portion of our website at www.superiorwells.com. We will also furnish copies of any charter to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 or to investorrelations@superiorwells.com.

Audit Committee.  The Audit Committee has been established to assist the Board in monitoring:

•	the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our independent registered public accounting firm;

•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board have established;

•	facilitate an open avenue of communication among the registered independent accountants, financial and senior management, and the Board, with the registered independent accountants being accountable to the Audit Committee; and

•	perform such other duties as are directed by the Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and external auditors regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate, or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent auditors are responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

During fiscal 2005, the Audit Committee met two times. At the time of our initial public offering on August 3, 2006, the Audit Committee was initially comprised of Mr. Neal, Mr. Mark A. Snyder and Mr. Staley. Mr. Staley served as the Chairman of the Audit Committee. On August 10, 2005, Mr. Snyder resigned from the Audit Committee and on the same day the Board appointed Mr. Mendicino to serve on, and be the Chairman of, the Audit Committee.

For fiscal 2006, the Audit Committee is comprised of Mr. Neal, Mr. Mendicino and Mr. Staley and Mr. Mendicino will continue to serve as the Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent as that term is defined in the Nasdaq Rules and as that term is defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that each member of the Audit Committee is financially literate and that Mr. Mendicino has the necessary accounting and financial expertise to serve as Chairman. Our Board of Directors has determined that each of Messrs. Neal, Mendicino and Staley is an “audit committee financial expert” following a determination by the Board that Mr. Mendicino met the criteria for such designation under the SEC rules and regulations.

The report of the Audit Committee appears under the heading “Report of the Audit Committee of the Board,” below.

Compensation Committee.  The Compensation Committee’s function is to support the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. In this regard, the Board and Compensation Committee seek to align total compensation for the Chief Executive Officer and other senior executives with the long-term interests of stockholders. The Compensation Committee oversees our 2005 Stock Incentive Plan. The Board has determined that all members of the Compensation Committee are independent as that term is defined in the Nasdaq Rules.

During fiscal 2005, the Compensation Committee met one time and acted by unanimous written consent one time. At the time of our initial public offering, the Compensation Committee was comprised of Mr. Neal and Mr. Staley. On August 10, 2005, Mr. Mendicino was appointed to the Compensation Committee. Mr. Staley served as the Chairman of the Compensation Committee.

For fiscal 2006, the Compensation Committee is comprised of Mr. Neal, Mr. Mendicino and Mr. Staley, each of whom the Board has determined qualifies as an independent director under the Nasdaq Rules. Mr. Staley will continue to serve as the Chairman of the Compensation Committee.

The report of the Compensation Committee appears under the heading “Report of the Compensation Committee of the Board on Executive Compensation,” below.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (the “Governance Committee”) is appointed by the Board to ensure that the Board governance system performs well. The purposes of the Governance Committee include:

•	assisting the Board by identifying individuals qualified to become Board members and to recommend that the Board select the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	recommending to the Board director nominees for each committee of the Board;

•	advising the Board about appropriate composition of the Board and its committees;

•	advising the Board about, develop and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices;

•	leading the Board in its annual review of the performance of the Board and its committees; and

•	performing such other functions as the Board may assign to the Governance Committee from time to time.

During 2005, the Governance Committee held no meetings, however, the Governance Committee met on March 2, 2006 to select two director nominees to serve as Class I Board members until our 2009 Annual Meeting, among other things, and also met on March 7, 2006. At the time of our initial public offering, the Governance Committee was comprised of Mr. Neal and Mr. Staley. On August 10, 2005, Mr. Mendicino was appointed to the Governance Committee. Mr. Neal served as the Chairman of the Governance Committee.

For fiscal 2006, the Governance Committee will be comprised of Mr. Neal, Mr. Mendicino and Mr. Staley, each of whom qualifies as an independent director under the Nasdaq Rules. Mr. Neal will continue to serve as the Chairman of the Governance Committee.

Director Nomination Process

Qualification and Nomination of Director Candidates

The Governance Committee has the responsibility under its Charter to recommend nominees for election as directors to the Board.

In considering candidates for the Board, the Governance Committee considers the entirety of each nominee’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Governance Committee’s perceptions about future issues and needs. However, while the Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Governance Committee may consider, among other factors, skill, experience in the context of the needs of the Board, independence, whether prospective nominees have relevant business and financial experience, industry or other specialized expertise and high moral character, as well as diversity and age.

The Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the Governance Committee or stockholder recommendations (provided the procedures set forth below are followed). The Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Governance Committee may consider previous experience as a member of the Board.

Recommendation of Director Candidates by Stockholders

Stockholders or a group of stockholders may recommend potential nominees for consideration for nomination by the Governance Committee by sending a written request to our Secretary at the our principal executive offices, 1380 Rt. 286 East, Suite #121, Indiana, Pennsylvania 15701 not earlier than the 120th calendar day and not later than the 90th calendar day before the first anniversary of the date of the preceding year’s annual meeting. The written request must include the proposed nominee’s name, contact information and qualifications, as well any additional information required by Items 401, 403 and 404 of SEC Regulation S-K. The request must also include the potential nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The request must also describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the proposed nominee regarding the nomination, as well as all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding us and whether, in the view of the shareholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of shares of common stock that the stockholder or group beneficially owns, the period of time the stockholder or group has beneficially owned the shares and whether the stockholder or group of stockholders has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders. Additional information may be requested from time to time by the Governance Committee from the proposed nominee or the stockholder. Acceptance of a recommendation for consideration does not imply that the Governance Committee will nominate the proposed nominee.

The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting; provided that they comply with the requirements described in the section of this Proxy Statement entitled “Stockholder Proposals and Director Nominations.”

Stockholder Communications Policy

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors or the independent directors by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Superior Well Services, Inc., 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 or by sending an email specifying the intended recipients to rreese@superiorwells.com. The Board has instructed our Corporate Secretary to forward such correspondence only to the intended recipients.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been an officer or employee of us and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Compensation of Directors

The Board believes that compensation for independent directors should be competitive and should fairly compensate directors for the time and skills devoted to serving us but should not be so great as to compromise independence. The Compensation Committee will periodically review our director compensation practices and compare them against the practices of a selected peer group of companies as well as against the practices of public company boards generally.

The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

Director Fees and Expenses.  The Company pays an annual retainer fee of $30,000 to each director who is not an employee of the Company or any of its subsidiaries) (each, an “Outside Director”). Further, each Outside Director is compensated $1,500 for each meeting of the Board or any committee attended by such director in person, $1,000 for attendance at a Board or committee meeting held telephonically. The Chairman of the Audit Committee also receives an annual retainer of $10,000. In addition, each Outside Director is reimbursed for reasonable out-of-pocket expenses incurred in attending each Board or committee meeting and for other reasonable expenses related to the performance of their duties as directors.

Director Equity Compensation.  Each Outside Director is eligible to receive awards under our 2005 Stock Incentive Plan, including stock awards in lieu of annual retainers and meeting fees. During 2005 no grants were made under the 2005 Stock Incentive Plan. In January 2006, each outside director received 10,000 restricted shares of common stock pursuant to the 2005 Stock Incentive Plan.

Board Review Process

The Board has implemented an annual Board of Directors Performance Review Process with the following components:

•	Each director will, on an annual basis, be afforded a reasonable time to assess the overall performance of the Board.

•	Each assessment will attempt to strike a balance between numerical and narrative evaluation.

•	After the assessments are collected, they will be provided to the Chairman of the Governance Committee who will report the results to the full Board without attributing opinions, comments or positions to a specific director.

The Board of Directors Performance Review Process covering performance in fiscal 2005 was initiated in March 2006 and was based on a program recommended by the Governance Committee. The Board may also consider such other components, in addition to those listed above, as it may determine are in the best interests of the Company and our stockholders.

Director Attendance at the Annual Meeting of Stockholders

We believe that there are benefits to having members of the Board attend the Annual Meeting. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending the Annual Meeting. As a result, the Board has decided that director attendance at the Annual Meeting should be strongly encouraged, but is not required. We expect that all of our directors will attend the Annual Meeting.

EXECUTIVE OFFICERS

The names of our executive officers, and certain information about them as of March 31, 2006, are set forth below:

Name	Age	Position

David E. Wallace(1)	51	Chairman and Chief Executive Officer
Jacob B. Linaberger	57	President
Thomas W. Stoelk	50	Vice President and Chief Financial Officer
Rhys R. Reese	46	Executive Vice President, Chief Operating Officer and Secretary
Fred E. Kistner	63	Vice President and Controller

(1)	Additional information with respect to Mr. Wallace is set forth under “Proposal No. 1 — Election of Directors.”

Jacob B. Linaberger (President).  Mr. Linaberger has over 33 years of experience in the oilfield services industry. Mr. Linaberger has served as our President since our formation in March 2005. Prior to our formation, he co-founded Superior Well Services, Ltd., which became our wholly owned subsidiary upon the closing of our initial public offering in August 2005, and served as its President since its inception in 1997. He oversees our daily operations, determines staffing levels and maintains customer relationships. Prior to co-founding Superior Well Services, Ltd., Mr. Linaberger held various operational management, technical engineering and sales positions at Halliburton Energy Services, Inc. during his 25-year tenure with that company. Mr. Linaberger holds a bachelor of science degree in petroleum engineering from Pennsylvania State University.

Thomas W. Stoelk (Vice President and Chief Financial Officer).  Mr. Stoelk is our Vice President and Chief Financial Officer and has served in that capacity since June 2005. Prior to joining Superior Well Services, Inc., Mr. Stoelk served as Senior Vice President and Chief Financial Officer of Great Lakes Energy Partners, LLC, an independent oil and gas producer, since its inception in 1999. From 1994 to 1999, Mr. Stoelk served as Chief Financial Officer of Range Resources Corporation, an independent oil and gas producer listed on the New York Stock Exchange. Mr. Stoelk is a Certified Public Accountant and was a Senior Manager with Ernst & Young LLP prior to joining Range Resources Corporation. Mr. Stoelk holds a bachelor of science degree in industrial administration from Iowa State University.

Rhys R. Reese (Executive Vice President, Chief Operating Officer and Secretary).  Mr. Reese has 23 years in the oilfield services industry. Mr. Reese has served as our Executive Vice President, Chief Operating Officer and Secretary since our formation in March 2005. Prior to our formation, he co-founded Superior Well Services, Ltd., which became our wholly owned subsidiary upon the closing of our initial public offering in August 2005, and served as its Chief Operating Officer since its inception in 1997. Mr. Reese oversees all engineering personnel and investigates emerging technologies related to operations. Prior to co-founding Superior Well Services, Ltd., Mr. Reese spent 15 years at Halliburton Energy Services, Inc. where he held various managerial, engineering and technical sales positions. Mr. Reese holds a bachelor of science degree in petroleum engineering from Pennsylvania State University.

Fred E. Kistner (Vice President and Controller).  Mr. Kistner has served as our Vice President and Controller since our formation in March 2005 and served as the Chief Financial Officer of Superior Well Services, Ltd., which became our wholly owned subsidiary upon the closing of our initial public offering in August 2005, since March 2003. From 1999 to 2003, Mr. Kistner served as Vice President of Finance and Administration of Universal Well Services, Inc., an oilfield services company. Mr. Kistner holds a bachelor of arts degree in business administration from the University of Montevallo.

EXECUTIVE COMPENSATION

The following summary compensation table presents information concerning compensation earned in the fiscal years ended December 31, 2005, 2004 and 2003 by the Chief Executive Officer and the four other most highly compensated executive officers of at the end of 2005. We refer to these five persons collectively as the “named executive officers.” Our compensation policies are discussed above under the heading “Report of the Compensation Committee of the Board on Executive Compensation.”

Summary Compensation Table

					Long-Term
		Annual Compensation(1)			Compensation
				Other Annual	Restricted Stock		All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)	Awards ($)		Compensation(3)

David E. Wallace	2005	$265,150	$150,500	$—	$558,200	(4)	$—
Chairman of the Board	2004	$209,400	$100,000	—			—
and Chief Executive	2003	$108,800	$100,000	—			—
Officer
Jacob B. Linaberger	2005	$256,100	$150,500	$—	$418,650	(4)	$—
President	2004	$200,400	$100,000	—			—
	2003	$99,800	$100,000	—			—
Thomas W. Stoelk	2005	$89,250	$50,250	$—	$279,100	(4)	$—
Vice President and Chief	2004	$—	$—	—			—
Financial Officer	2003	$—	$—	—			—

Rhys R. Reese	2005	$256,100	$150,500	$—	$418,650	(4)	$—
Executive Vice President,	2004	$200,400	$100,000	—			—
Chief Operating Officer	2003	$99,800	$100,000	—			—
and Secretary
Fred E. Kistner	2005	$107,600	$6,500	$—	$195,370	(4)	$8,545
Vice President and	2004	$81,740	$6,000	—			6,568
Controller	2003	$68,575	$5,000	—			—

(1)	The salary noted in this table for the years 2003 and 2004 were paid to the named executives by DJR Partners, Inc., which provided management services to Superior Well Services, Ltd. Under the terms of employment agreements entered into in connection with our initial public offering, Messrs. Wallace, Reese and Linaberger will be entitled to the compensation described in “— Employment Agreements.”

(2)	Excludes perquisites and other personal benefits, securities or property received by the named executive officer that are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3)	Represents the Company’s contribution to the Company’s 401 (k) plan.

(4)	On January 20, 2006, each of Messrs. Wallace, Linaberger, Stoelk, Reese and Kistner were granted an award of restricted shares of common stock, par value $0.01, of the Company (“Restricted Shares”), subject to a service requirement that he continue to serve as an officer of the Company for five years from the grant of date or forfeit a percentage of the restricted shares granted. Messrs. Wallace, Linaberger, Stoelk, Reese and Kistner were granted awards of 20,000, 15,000, 10,000, 15,000 and 7,000 Restricted Shares, respectively. The vesting schedule for the Restricted Share grants is set forth in the table below:

Percentage of Total Number of
Number of Full Years	Restricted Shares as to Which
Employed by the Company	Forfeiture Restrictions Lapse

Less than 1 year	0%
1 year	15%
2 years	30%
3 years	45%
4 years	60%
5 years or more	100%

Stock Options Granted in 2005

We have not granted any stock options to our executive officers since our inception. However, we may grant stock options in the future in accordance with the terms of our 2005 Stock Incentive Plan.

Stock Incentive Plan

The following contains a summary of the material terms of our 2005 Stock Incentive Plan (the “Stock Incentive Plan”), which was adopted by our Board of Directors and approved by our stockholders. The description of such terms is not complete. For more information, we refer you to the full text of the Stock Incentive Plan, which was filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on September 1, 2005.

The Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights issued in tandem with stock options or phantom stock awards, restricted stock, phantom stock, performance awards and other stock-based awards (“Awards”) to our employees, directors and consultants and to employees and consultants of our affiliates, provided that incentive stock options may be granted solely to employees. A maximum of 2,700,000 shares of common stock may be delivered pursuant to Awards under the Stock Incentive Plan. The number of shares deliverable pursuant to Awards under the Stock Incentive Plan is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other similar changes in our common stock. Shares of common stock used to pay exercise prices or purchase prices and to satisfy tax withholding obligations with respect to Awards as well as shares covered by Awards that expire, terminate or lapse will again be available for Awards under the Stock Incentive Plan.

Administration.  The Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee has the sole discretion to determine the employees, directors and consultants to whom Awards may be granted under the Stock Incentive Plan and the manner in which such Awards will vest. The Compensation Committee is authorized to construe the Stock Incentive Plan, to prescribe rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or advisable for administering the Stock Incentive Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the Compensation Committee deems expedient to carry the Stock Incentive Plan into effect.

Stock Options.  The Compensation Committee determines the exercise price for each stock option. However, options must generally have an exercise price at least equal to the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price:

•	in cash;

•	if the option agreement so provides, by a “cashless exercise,” in accordance with procedures approved by the Compensation Committee; or

•	if the option agreement so provides, by delivery of a number of shares of common stock (plus cash if necessary) having a fair market value equal to the option price.

Stock Appreciation Rights.  A stock appreciation right permits the holder to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder, multiplied by the excess of the fair market value of common stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may be granted in connection with the grant of an option or a phantom stock award. The exercise price of stock appreciation rights granted under the Stock Incentive Plan will be determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Restricted Stock Awards.  Pursuant to a restricted stock award, shares of common stock may be granted at any time the award is made with or without any cash payment to the Company, as determined by the Compensation Committee; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The Compensation Committee may provide that the restrictions on disposition may lapse based upon (a) the attainment of specific performance targets established by the Compensation Committee that are based on (1) the price of a share of common stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) market share of a business unit of the Company, (5) the Company’s sales, (6) sale of a business unit, (7) net income of the Company or any business unit, (8) cash flow return on investment of the Company or a business unit, (9) earnings before or after interest, taxes, depreciation, and/or amortization of the Company or a business unit, (10) economic value added, (11) return on stockholders’ equity achieved by the Company, or (12) total stockholders’ return achieved by the Company; (b) the participant’s continued service with the Company; (c) the occurrence of any other event or condition specified by the Compensation Committee in its sole discretion; or (d) a combination of any of the foregoing factors. The performance targets may be made subject to adjustment for specified unusual and nonrecurring events and may be absolute, relative to one or more other companies, or relative to one or more indices. A participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period.

On January 20, 2006, the Compensation Committee authorized a grant to our directors and officers and certain of our employees of up to an aggregate of 299,000 shares of restricted stock, at a purchase price of $1.00 per share. We granted a portion of such restricted stock awards to our named executive officers, as disclosed above under the heading “Security Ownership of Certain Beneficial Owners and Management.” In connection with the issuance of these shares of restricted stock, we expect to recognize compensation expense of approximately $1.7 million annually over the five-year vesting period of the restricted stock.

Performance Awards.  Under the Stock Incentive Plan, the Compensation Committee may grant performance awards that vest upon such terms and conditions as the Compensation Committee may establish, including the achievement of performance criteria. To the extent earned, performance awards may be paid in common stock or in cash or any combination thereof as determined by the Compensation Committee.

Phantom Stock Awards.  The Stock Incentive Plan permits grants of phantom shares, which are rights to receive shares of common stock (or the fair market value thereof), or rights to receive an amount equal to any appreciation or increase in the fair market value of common stock over a period of time, which vest over a period of time established by the Compensation Committee, without satisfaction of any performance criteria. Phantom stock awards do not require any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee. Following the end of the vesting period for a phantom stock award (or such other time as the applicable phantom stock award agreement may provide), payment for the award may be paid in common stock or in cash or any combination thereof as determined by the Compensation Committee.

Bonus Stock Awards.  The Stock Incentive Plan permits grants of bonus stock awards, which are unrestricted shares of common stock delivered to the participant at the time of the award. Bonus stock awards need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for common stock issued in connection with a bonus stock award shall be determined by the Compensation Committee in its sole discretion.

Transferability.  Unless otherwise determined by the Compensation Committee, Awards granted under the Stock Incentive Plan are not transferable other than, by will or by the laws of descent and distribution, or, in some cases, pursuant to the terms of a qualified domestic relations order. Incentive stock options may be exercisable during the participant’s lifetime only by such participant or his legal representative or guardian.

Change of Control.  In the event of a “Corporate Change” of our Company (as defined in the Stock Incentive Plan), the Compensation Committee may provide for:

•	the substitution of similar options with respect to the stock of the successor company;

•	the acceleration of the vesting of all or any portion of certain Awards; or

•	the mandatory surrender to the Company by selected participants of some or all of the outstanding Awards held by such participants, at which time the Company will cancel such Awards and cause to be paid to each affected participant a certain amount of cash per share, as specified in the Stock Incentive Plan.

Amendment and Termination.  The Board in its discretion may terminate the Stock Incentive Plan at any time with respect to any shares of common stock for which Awards have not been granted. The Board may alter or amend the Stock Incentive Plan from time to time, except that no change may be made that would impair the rights of a participant with respect to an outstanding Award without the consent of the participant. In addition, the Board may not, without approval of the stockholders of the Company,

•	amend the Stock Incentive Plan to increase the maximum aggregate number of shares that may be issued under the Stock Incentive Plan;

•	increase the maximum number of shares that may be issued under the Stock Incentive Plan through incentive stock options or change the class of individuals eligible to receive Awards under the Stock Incentive Plan; or

•	amend any outstanding option agreement to lower the option price or cancel and replace any outstanding option agreement with an option agreement having a lower option price.

EMPLOYMENT AGREEMENTS

Employment Agreements of Messrs. Wallace, Linaberger and Reese

We have entered into employment agreements with each of Messrs. Wallace, Linaberger, and Reese. These employment agreements have an initial term that expires on August 3, 2008 but will automatically be extended for successive one-year terms unless either party gives written notice within 90 days prior to the end of the term to the other party that such party desires not to renew the employment agreement. The employment agreements provide for an annual base salary of $309,400 for Mr. Wallace and of $300,400 for each of Messrs. Linaberger and Reese. In addition, each of Messrs. Wallace, Linaberger, and Reese is eligible to participate in any annual bonus plan applicable to the executive and approved by the Board or the Compensation Committee, in amounts to be determined by the Compensation Committee, based on criteria established by the Compensation Committee. During the period of employment under these agreements, each of the employees is entitled to additional benefits, including reimbursement of business and entertainment expense, paid vacation, the use of a car leased by our company, and participation in other company benefits, plans, or programs that may be available to other executive employees of our company.

If any of these officers are involuntarily terminated without cause, the officer will be entitled to severance in an amount equal to two times his annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth his annual base salary. If such involuntary termination occurs during a change of control period, this severance amount will be paid in a lump sum. In addition to such severance payment(s), the officer may be entitled to continue to participate in certain employee benefit plans for a period of up to two years following a non-change of control involuntary termination or up to three years following an involuntary termination due to a change of control.

In addition, each of these employment agreements contains provisions that prohibit, with certain limitations, Messrs. Wallace, Linaberger, and Reese from competing with us, soliciting any of our customers, vendors, or acquisition candidates, or soliciting or hiring any of our employees or inducing any of them to terminate their employment with us. This non-competition restriction will continue for a period of two years following termination of employment.

Employment Agreements of Messrs. Stoelk and Kistner

We have also entered into employment agreements with each of Messrs. Stoelk and Kistner that have an initial term that expires on June 1, 2008 and August 3, 2008, respectively, but will automatically be extended for successive one-year terms unless either party gives written notice within 90 days prior to the end of the term to the other party that such party desires not to renew the employment agreement. The employment agreements for Messrs. Stoelk and Kistner provide for an annual base salary of $153,000 and $120,000, respectively. In addition, each of these officers is eligible to participate in any annual bonus plan applicable to the executive and approved by the Board or the Compensation Committee, in amounts to be determined by the Compensation Committee, based on criteria established by the Compensation Committee. During the period of employment under these agreements, each of these officers will also be entitled to additional benefits, including reimbursement of business and entertainment expense, paid vacation, the use of a car leased by our company, and participation in other company benefits, plans, or programs that may be available to other executive employees of our company.

If either of Messrs. Stoelk or Kistner is involuntarily terminated without cause, he will be entitled to severance in an amount equal to one-half employee’s annual base salary, to be paid over a six-month period in monthly payments equal to one-twelfth his annual base salary. If such involuntary termination occurs during a change of control period, this severance amount will be paid in a lump sum. In addition to such severance payment(s), the officer may be entitled to continue to participate in certain employee benefit plans for a period of up to six months following his involuntary termination of employment.

In addition, each of these employment agreements contains provisions that prohibit Messrs. Stoelk and Kistner from soliciting any of our customers, vendors, or acquisition candidates or soliciting or hiring any of our employees or inducing any of them to terminate their employment with us. This non-solicitation restriction will continue for a period of two years following termination of employment.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of three independent directors: Charles C. Neal, Anthony J. Mendicino and John A. Staley, IV. The Compensation Committee operates pursuant to a charter, which is available on our website at www.superiorwells.com.

The Compensation Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers. The Compensation Committee also conducts an annual review of the Chief Executive Officer’s performance and his compensation under various circumstances, including upon retirement and upon a change in control. The Compensation Committee regularly reports to the Board regarding executive compensation matters. The Compensation Committee was formed in July 2005 in connection with our initial public offering, and the current members of the Compensation Committee were appointed to the Compensation Committee in July and August 2005. Consequently, compensation for years prior to 2005 was not determined by the Compensation Committee.

Philosophy

The Compensation Committee believes that the salaries and overall compensation of the Company’s executive officers should be competitive with similarly situated companies after taking into account the executive’s performance. The Compensation Committee believes this approach closely links the compensation of the Company’s executives to the accomplishment of Company goals that coincide with stockholder objectives. The Compensation Committee uses restricted stock and other equity-based incentives to help retain and motivate executives with the goal of improving long-term performance and aligning those executives’ interests with those of the stockholders.

Compensation of Executive Officers

The key components of executive compensation are salary, bonus and incentive compensation awards. In determining each component of compensation, the Compensation Committee considers an executive’s total compensation package, recommendations of the Company’s Chief Executive Officer, and other objective and subjective criteria that the Compensation Committee deems appropriate.

Base Salaries.  The Compensation Committee reviews the salary of each executive annually and makes adjustments when the Compensation Committee believes they are appropriate. The Compensation Committee considers each executive’s responsibilities, specific experience and performance, the compensation practices of similarly situated companies and the executive’s overall contribution to the Company.

Bonuses.  The purpose of annual bonuses is to provide motivation toward, and reward the accomplishment of, annual corporate objectives and to provide a competitive package that will attract, reward and retain individuals of the highest quality. Executive bonuses are discretionary and based on each executive’s specific performance during the year taken in context of the Company’s overall performance.

Long-Term Incentive Compensation.  Our 2005 Stock Incentive Plan was adopted by the Board and approved by our stockholders. The Stock Incentive Plan provides flexibility to the Compensation Committee in terms of incentive awards that can be made. Employees, directors and consultants may receive awards under the Stock Incentive Plan. The Compensation Committee intends to use the Stock Incentive Plan to help attract, motivate and retain personnel and to reward them for contributions to the Company. During 2005, no awards were made under the Stock Incentive Plan. However, on January 20, 2006, certain restricted stock awards were made under the Stock Incentive Plan as described above in “Executive Compensation — Summary Compensation Table.”

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prevents publicly traded companies from receiving a tax deduction on certain compensation paid to specific executive officers in excess of $1,000,000 in any taxable year. The Compensation Committee’s approach with respect to qualifying compensation paid to executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would not be in our best interest.

Compensation of the Chief Executive Officer

The Compensation Committee considered the Company’s overall performance as well as the individual contributions of Mr. Wallace, our Chief Executive Officer, in determining his 2005 bonus and reviewing his salary. The Committee noted a number of achievements in 2005. The Company completed an initial public offering in August 2005. Revenue increased by 73% to $131.7 million. Operating income increased by 131% to $23.7 million. During 2005, a total of four new service centers were established in Michigan, Louisiana, Utah and Arkansas. EBITDA increased 115% to $32.6 million. For a definition and reconciliation of EBITDA to net income, please see our Annual Report on Form 10-K filed with the SEC on March 7, 2006.

In light of these and other factors, Mr. Wallace was awarded a $150,000 cash bonus. Mr. Wallace’s bonus was awarded in recognition of his role in the numerous improvements made in the Company’s performance during the year in revenue growth, improved capital structure, establishment of new service centers and increases in cash flow and earnings. Mr. Wallace’s base salary for 2006 will be $309,400.

Decisions regarding bonuses and salary increases for other executive officers were influenced by the Company’s overall performance as well as the performance of the individual executive and his success in attaining the Compensation Committee’s performance goals.

Conclusion

Attracting and retaining talented and motivated management and employees is essential to creating long-term stockholder value. Offering a comprehensive and competitive, performance-based compensation program helps to achieve this objective by aligning the interests of executive officers and other key employees with those of stockholders.

Based on its review, the Compensation Committee found the Chief Executive Officer’s and other executive officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

COMPENSATION COMMITTEE

John A. Staley, IV, Chair
Anthony J. Mendicino
Charles C. Neal

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.

Transactions Related to Our Initial Public Offering

Immediately prior to the closing of our initial public offering in August 2005, Superior Well Services, Ltd. and Bradford Resources, Ltd. were combined under a holding company structure pursuant to a contribution agreement whereby they became wholly owned subsidiaries of Superior Well Services, Inc. Each of the general and limited partners in Superior Well Services, Ltd. and Bradford Resources, Ltd. received shares of stock in Superior Well Services, Inc. in exchange for their respective general and limited partner interests. Bradford Resources, Ltd. distributed $7.2 million to its partners and Superior Well Services, Ltd. distributed $1.9 million to its partners. The distribution by Bradford Resources Ltd. was funded by additional bank indebtedness. Superior Well Services, Inc. assumed this indebtedness as a result of the consolidation of Superior Well Services, Ltd. and Bradford Resources, Ltd. and repaid this indebtedness with a portion of the net proceeds received in our initial public offering. The distribution by Superior Well Services, Ltd. to its partners was funded by cash on hand.

Prior to our initial public offering, each of David E. Wallace, Jacob B. Linaberger, Rhys R. Reese, David E. Snyder, Mark A. Snyder, C.H. Snyder, Jr., Dennis C. Snyder, Richard G. Snyder and Thomas C. Snyder were limited partners in Superior Well Services, Ltd. Each of David E. Snyder, Mark A. Snyder, C.H. Snyder, Jr., Dennis C. Snyder, Richard G. Snyder and Thomas C. Snyder were stockholders and/or executive officers of each general partner of Superior Well Services, Ltd. and Bradford Resources, Ltd. In addition, each of David E. Snyder, Mark A. Snyder, C.H. Snyder, Jr., Dennis C. Snyder, Richard G. Snyder and Thomas C. Snyder are stockholders and/or executive officers of Snyder Associated Companies, Inc. Prior to our initial public offering, Allegheny Mineral Corporation, Armstrong Cement & Supply Corp. and Glacial Sand & Gravel Company, each a wholly owned subsidiary of Snyder Associated Companies, Inc., owned all of the limited partner interests in Bradford Resources, Ltd.

Following our initial public offering, Superior Well Services, Inc. owns all the limited partner interests of each of Superior Well Services, Ltd. and Bradford Resources, Ltd., and Superior GP, L.L.C. is the general partner of each of Superior Well Services, Ltd. and Bradford Resources, Ltd. Superior GP, L.L.C. is a member-managed limited liability company, and Superior Well Services, Inc. is its sole member. As the general partner of each of Superior Well Services, Ltd. and Bradford Resources, Ltd., Superior GP, L.L.C., directly manages and controls their respective businesses and affairs. Superior Well Services, Ltd. provides all of our technical pumping and downhole surveying services. Bradford Resources, Ltd. owns substantially all of our technical pumping and downhole surveying equipment, which it leases to Superior Well Services, Ltd. under an intercompany lease.

Transactions with Officers, Directors and Significant Stockholders

Superior Well Services, Ltd. performs well services for Snyder Brothers, Inc., an oil and natural gas exploration and production company of which David E. Snyder, Mark A. Snyder and Thomas C. Snyder are executive officers. Snyder Brothers, Inc. is a wholly owned subsidiary of Snyder Associated Companies, Inc. The amount paid by Snyder Brothers, Inc. for those well services were approximately $3.9 million in 2003, $4.2 million in 2004 and $5.6 million in 2005. We believe the terms of these transactions reflect, and will continue to reflect, terms that would be no less favorable to us than those that would be available between unaffiliated third parties.

Superior Well Services, Ltd. purchases cement from Armstrong Cement & Supply Corp. and Mark Ann Industries, Inc. David E. Snyder, Mark A. Snyder, Dennis C. Snyder, Richard G. Snyder and Thomas C. Snyder are stockholders and/or executive officers of Mark Ann Industries, Inc. The amount of cement purchased by Superior Well Services, Ltd. from Armstrong Cement & Supply Corp. and Mark Ann Industries,

Inc. was approximately $1.3 million in 2003, $1.6 million in 2004 and $2.1 million in 2005. We believe that the terms of these transactions reflect, and will continue to reflect, terms that would be no less favorable to us than those that would be available between unaffiliated third parties.

Superior Well Services, Ltd. paid fees of $0.3 million in 2004 to Buffalo Valley, Ltd. for partnership management services. David E. Snyder, Mark A. Snyder, Dennis C. Snyder, Richard G. Snyder and Thomas C. Snyder are limited partners of Buffalo Valley, Ltd. and David E. Snyder and Mark A. Snyder are executive officers of Buffalo Valley Real Estate Co., which was the general partner of Buffalo Valley, Ltd. and Superior Well Services, Ltd. Since our initial public offering in August 2005, we no longer purchase these services.

Superior Well Services, Ltd. paid fees of $0.2 million in 2003 and $0.1 million in 2005 to Snyder Associated Companies, Inc. for partnership management services. Since our initial public offering in August 2005, we no longer purchase these services.

Superior Well Services, Ltd. paid fees of $0.7 million in 2003, $1.0 million in 2004 and $0.4 million in 2005 to DJR Partners, Inc. for partnership management services. David E. Wallace, Jacob B. Linaberger and Rhys R. Reese are each stockholders, directors and executive officers of DJR Partners, Inc. Since our initial public offering in August 2005, we no longer purchase these services.

Prior to our initial public offering, Bradford Resources, Ltd. had a $21.5 million credit facility with a commercial bank. Bradford Resources, Ltd.’s obligations under the credit facility were guaranteed by each of Superior Well Services, Ltd., Allegheny Mineral Corporation, Armstrong Cement & Supply Corp. and Glacial Sand & Gravel Company. These guarantees were terminated following the closing of our initial public offering.

Prior to our initial public offering, Superior Well Services, Ltd. had a $9.5 million line of credit with a commercial bank. Superior Well Services, Ltd.’s obligations under the line of credit were guaranteed by Allegheny Mineral Corporation. This guarantee was terminated following the closing of our initial public offering.

Prior to our initial public offering, Bradford Resources, Ltd. and Superior Well Services, Ltd. were parties to an equipment lease pursuant to which Superior Well Services, Ltd. leased certain equipment that Bradford Resources, Ltd. originally purchased for approximately $51.1 million. Under this lease, Superior Well Services, Ltd. made monthly rental payments to Bradford Resources, Ltd. of approximately $0.4 million, subject to quarterly adjustments. As described above under “— Transactions Related to Our Initial Public Offering,” each of Superior Well Services, Ltd. and Bradford Resources, Ltd. became our wholly owned subsidiaries at the time of our initial public offering.

Conflicts of Interest

Generally, directors and officers have a fiduciary duty to manage their company in a manner beneficial to the company and its stockholders. As discussed above under “— Transactions With Officers, Directors and Significant Stockholders,” two of our directors, David E. Snyder and Mark A. Snyder, are significant stockholders of various companies for which we have performed services or from which we have purchased materials and supplies. While we believe that the terms of these transactions reflect, and will continue to reflect, terms that would be no less favorable to us than those that would be available between unaffiliated third parties, these relationships involve potential conflicts of interest. The approval of a majority of the independent directors on our Board is required to approve any transaction or business relationship that the Board determines involves a conflict of interest.

Registration Rights Agreements

In connection with the contribution agreement related to our initial public offering, we entered into a registration rights agreement with holders of our common stock prior to our initial public offering under which such holders have certain demand and piggyback registration rights for the 14,103,474 shares of our common stock that they received in the transactions contemplated by the contribution agreement. These holders included David E. Wallace, Jacob B. Linaberger, Rhys R. Reese, David E. Snyder, Mark A. Snyder, C.H. Snyder, Jr., Dennis C. Snyder, Richard G. Snyder and Thomas C. Snyder and certain of their respective affiliates. Under this registration rights agreement, these holders have the right to cause us to register the sale of these shares under the Securities Act. Whenever sales of these shares are registered under the Securities Act, these shares will become freely tradable immediately upon the effectiveness of the registration, except for shares purchased by affiliates. The registration rights agreement also provides that we will pay the costs and expenses, other than underwriting discounts and commissions, related to the registration and sale of shares by these stockholders that are registered pursuant to this agreement. The agreement contains customary registration procedures and indemnification and contribution provisions for the benefit of these stockholders and us.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and Messrs. Kistner, Linaberger, Reese and Stoelk under which we will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any suit or proceeding.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of our internal controls. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the system of internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached to this Proxy Statement as Annex A and which also can be found on the “Investor Relations — Corporate Governance” portion of our website at www.superiorwells.com.

The Audit Committee was formed in July 2005, in connection with our initial public offering. The initial members of the Audit Committee were Messrs. Neal, Staley and Mark A. Snyder. In August 2005, Mr. Mendicino was appointed to the Audit Committee, replacing Mr. Snyder. All of the current members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable Nasdaq Rules.

The members of the Audit Committee reviewed and discussed with our management and Schneider Downs the audited financial statements contained in our Annual Report for the year ended December 31, 2005 and also discussed with Schneider Downs the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The members of the Audit Committee received from Schneider Downs the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Schneider Downs its independence with respect to the Company. The Audit Committee determined that the non-audit services provided to the Company by Schneider Downs (discussed above in “Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm — Fees Paid to Schneider Downs”) are compatible with maintaining the independence of the independent auditors.

Based on their review of our audited consolidated financial statements, and on their discussion with our management and with Schneider Downs, the members of the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in our Annual Report for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

Anthony J. Mendicino, Chair
Charles C. Neal
John A. Staley, IV

PERFORMANCE GRAPH

The following stock performance graph compares the performance of our common stock to the S&P 500 Index and to the Philadelphia Stock Exchange Oil Service Sector Index from the pricing date of our initial public offering on July 28, 2005 through December 31, 2005.

The graph assumes that the value of the investment in our common stock, the S&P 500 Index and the Philadelphia Stock Exchange Oil Service Sector Index was $100 on July 28, 2005 and that all dividends were reinvested. The Philadelphia Stock Exchange Oil Service Sector Index consists of 15 companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services. The stock price information shown on the graph below is not necessarily indicative of future price performance.

Comparison of Cumulative Return Since Inception

Scaled Prices:  Stock and index prices scaled to $100 as of July 28, 2005

	7/28/2005	9/30/2005	12/31/2005
Superior Well Services Inc.	$100.00	$177.69	$182.77
Philadelphia Stock Exchange Oil Service Index	100.00	108.31	112.13
S&P 500	100.00	98.80	100.36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC and the NASDAQ National Market an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to stock transactions in our equity securities. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the copies of forms furnished to us and written representations from the executive officers and directors, we believe that during 2005, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that Mr. David E. Snyder’s Initial Statement of Beneficial Ownership of Securities on Form 3 was not timely filed. Mr. Snyder’s Form 3 was subsequently filed within three business days following the event that necessitated such filing, which event was the effectiveness of our registration statement on Form S-1 for our initial public offering.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also nominate persons to be directors, subject to compliance with the formal procedures that have been established by us and which are described below.

Proposals for 2007 Annual Meeting

Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2007 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. No stockholder proposal was received for inclusion in this Proxy Statement.

In addition to the requirements of the SEC, our Amended and Restated Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (i) specified in the notice of the meeting given by us, (ii) otherwise brought before the meeting by or at the direction of our Board or (iii) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Corporate Secretary and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Amended and Restated Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For a proposal of business to be considered at the 2007 Annual Meeting of Stockholders, it should be properly submitted to our Secretary at our principal executive offices, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 no earlier than January 3, 2007 and no later than February 2, 2007.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides the notice described above, such notice must include the following information and comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to such matters:

(1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner,

(2) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner,

(3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

(4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Director Nominations for 2007 Annual Meeting

Pursuant to our Amended and Restated Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (i) by or at the direction of the Board or (ii) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to our Corporate Secretary. Our Amended and Restated Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For a stockholder nomination for election to our Board of Directors to be considered at the 2007 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no earlier than January 3, 2007 and no later than February 2, 2007.

A stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (a) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act (including the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected) and (b) as to the stockholder proposing to make such nomination, the same information as is described above with respect to proposals to be made by a stockholder.

If we increase the number of directors to be elected at an annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which the public announcement is first made.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report, which includes our financial statements for the year ended December 31, 2005, is being mailed with this Proxy Statement.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our Annual Report should be directed to Investor Relations, Superior Well Services, Inc., 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701. Financial reports may also be accessed on our web site at www.superiorwells.com.

OTHER INFORMATION

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to American Stock Transfer and Trust Company, Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at (800) 937-5449. American Stock Transfer and Trust Company may also be reached through its website at www.amstock.com.

The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of our officers, directors and regular employees may, for no additional compensation, solicit proxies in person or by telephone. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that are presented for a vote at the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

Whether or not you expect to attend the meeting, please complete, date sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Rhys R. Reese
Secretary

Indiana, Pennsylvania
March 31, 2006

ANNEX A

SUPERIOR WELL SERVICES, INC.
AUDIT COMMITTEE CHARTER

Effective as of July 11, 2005

The Board of Directors (the “Board”) of Superior Well Services, Inc. (the “Company”) established an Audit Committee (the “Committee”) of the Board on July 11, 2005. The Board hereby adopts the following charter for the Committee effective as of the date set forth above.

Purpose

The Committee is established by the Board of the Company to assist the Board in its fiduciary responsibilities to the Company’s stockholders (the “Stockholders”). The Committee’s function is an oversight role relating to the Company’s financial statements and accounting practices. In particular, the purpose of the Committee is to serve as an independent and objective body to:

•	oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the independent external auditor’s (the “Auditors”) qualifications and independence;

•	oversee the performance of the Company’s internal audit function and the Auditors;

•	oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that the Company’s management (“Management”) and the Board have established;

•	facilitate an open avenue of communication among the Auditors, financial and senior management, the internal auditing department, and the Board, with the Auditors being accountable to the Committee; and

•	perform such other duties as are directed by the Board.

In its oversight function, the Committee is neither intended nor equipped to guarantee to the Board, the Stockholders or any other person the accuracy and quality of the Company’s financial statements and accounting practices. Proper accounting, financial reporting, and audit functions are a collaborative effort among internal and external professionals.

The Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement relating to its annual meeting of the Stockholders.

Organization, Composition and Qualification

The Committee shall be comprised of no fewer than three “independent” members of the Board, as such term is defined from time to time by the listing standards of The NASDAQ Stock Market, Inc. Marketplace Rules, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by applicable regulations of the SEC and shall meet any other applicable independence and experience requirements of the SEC and The NASDAQ Stock Market, Inc. Marketplace Rules. Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from Management and the Company. A Chairperson shall be designated by the Board from among the members of the Committee or, if no such designation is made by the Board, a Chairperson shall be selected by the affirmative vote of the majority of the Committee. The Board shall appoint and replace the members of the Committee based on the recommendation of the Nominating & Corporate Governance Committee. The Board may remove or replace the chairperson and any other member of the Committee at any time by the affirmative vote of the majority of the Board.

No member shall serve on an audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. All members of the Committee shall be able to read and understand fundamental financial statements. The members of the Committee shall be financially literate with at least one being a “financial expert” as defined from time to time by applicable regulations of the SEC. Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

Accountability of the Auditors

The Auditors are accountable to the Committee. The Committee shall have the sole authority and responsibility with respect to the appointment, selection, engagement, compensation, oversight, evaluation, retention and, where appropriate, termination or dismissal of the Company’s Auditors. The Committee, or a member thereof, must pre-approve any auditing services, internal control-related services and permitted non-audit service (including fees and terms thereof) to be performed for the Company by the Company’s Auditors, subject to the de minimis exception for non-audit services that are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Authority and Responsibilities

The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Committee shall have the authority to retain professional advisors including, without limitation, legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Committee deems necessary and advisable. The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel, and the Company’s Auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee chairperson, or other designee of the Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee shall be responsible for the resolution of any disagreements between the Auditors and Management regarding the Company’s financial reporting.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any special legal counsel, accounting experts or other consultants or adviser employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

In connection with the purpose, powers and responsibilities set forth above, the Committee shall also:

Independent Auditors

1. Annually select and engage the Company’s Auditors retained to audit the financial statements of the Company.

2. Review and pre-approve the plan and scope of the Auditors’ auditing services (including comfort letters), non-audit services and related fees. The Company shall disclose any non-audit services approved by the Committee in the Company’s periodic reports filed with the SEC.

3. Review and evaluate the performance of the Auditors, including the lead audit partner, and approve any proposed discharge of the Auditors when circumstances warrant.

4. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

5. Set clear hiring policies for employees or former employees of the Company’s Auditors.

6. At least annually, obtain and review a report by the Auditors describing the Auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditors’ independence) all relationships between the Auditors and the Company.

7. Periodically obtain and review reports from the Auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Management, their ramifications and the preferences of the Auditors; and (iii) other material written communications between the Auditors and Management.

8. Discuss with the Auditors material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

9. Meet with the Auditors prior to the audit to discuss the planning and staffing of the audit.

Review

10. Review and approve the appointment, termination or replacement (including budget and staffing) by Management of a Director of Internal Auditing, if any, or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department. Direct the scope of the duties, responsibilities and activities of the Director of Internal Auditing or any outside auditors serving as internal auditors, who shall report directly to the Committee, and periodically meet and review with the Director of Internal Auditing the regular internal reports to Management prepared by the internal auditing department and the progress of activities, recommendations and any findings of major significance stemming from internal audits.

11. Review with Management and the Auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and matters required to be reviewed under applicable legal or regulatory requirements or the requirements of The Nasdaq National Market (the “Nasdaq”) prior to the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, or prior to the release of earnings.

12. Discuss with financial management the Company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

13. Regularly review with the Company’s Auditors any audit problems or difficulties and Management’s response.

14. Review and consider with the Auditors and Management the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

15. Discuss with Management and the Auditors the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

16. Discuss with Management and the Auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

17. Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company’s financial statements in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q or earnings release, as the case may be.

Financial Reporting Processes

18. Periodically discuss separately with Management, the Auditors and the internal auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, any special steps adopted in light of the material control deficiencies, the adequacy of disclosures about changes in internal control over financial reporting, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations or changes made by the Auditors or the internal auditors have been implemented or resolved.

19. Review and discuss with Management (including the senior internal audit executive) and the Auditors the Company’s internal controls report and the Auditors’ attestation of the report prior to the filing of the Company’s Form 10-K.

Process Improvement

20. Establish regular and separate systems of reporting to the Committee by each of Management, the Auditors and the Director of Internal Auditing, if any, regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

21. Conduct annual evaluation with the Board regarding the performance of the Committee.

22. Discuss with Management and the Director of Internal Auditing, if any, policies with respect to risk assessment and risk management.

23. Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing these duties.

Ethical and Legal Compliance

24. Obtain from the Auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

25. Obtain reports from Management, the Company’s senior internal auditing executive and the Auditors that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

26. Discuss with Management and the Auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

28. Establish procedures for the receipt, retention, treatment and investigation of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

29. Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q to the Committee regarding (i) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves Management or other employees who have a significant role in the Company’s internal controls.

General

30. Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of the Nasdaq applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

31. Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and to approve all such transactions.

32. Make regular reports to the Board.

33. Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Meetings and Structure

The Committee shall meet as often as it determines necessary but not less frequently than quarterly or four times per year. The Committee shall meet periodically in separate executive sessions with Management, the internal auditors and the Auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Company or the Company’s outside counsel or Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Management, the Auditors, outside counsel and other persons may attend each meeting or portions thereof as required or permitted by the Committee.

Regular meetings of the Committee shall be held at such times as its members deem necessary to perform the Committee’s responsibilities and as such is determined by resolution of the Board or the Committee. A special meeting of the Committee shall be called by resolution of the Board or by the Secretary or Assistant Secretary of the Company upon the request of the Chairperson or a majority of the members of the Committee. A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. When appropriate, the Committee may meet by telephone or video conference and may take action by written consent.

Review of Committee Charter

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of Management and the Auditors.

ANNEX 1 to Annex A

HIRING GUIDELINES FOR
INDEPENDENT AUDITORS’ EMPLOYEES

The Audit Committee has adopted the following guidelines regarding the hiring by the Company of its independent auditors’ employees. For the purposes of these guidelines, the independent auditors’ employees shall include any partner, director, manager, staff, advising member, reviewing actuary, reviewing tax professional and any other person having the responsibility for providing audit assurance to the independent auditors in any way for the certification of the Company’s financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements.

1. No member of the independent auditors’ audit team that is auditing the Company can be hired by the Company for a period of two years following such audit.

2. No former employee of the independent auditors may sign an SEC filing on behalf of the Company for five years following employment with the independent auditors.

3. No former employee of the independent auditor may be named an officer of the Company for three years following employment by the independent auditors.

4. The Audit Committee must approve all executive level and higher hires from the independent auditors.

The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

ANNEX 2 to Annex A

PROCEDURE FOR COMPLAINTS
REGARDING ACCOUNTING MATTERS

The Audit Committee has adopted the following procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters; and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

1. The Company will create and post on its website designated mail and e-mail addresses for receiving complaints regarding accounting, internal accounting controls or auditing matters.

2. Copies of each complaint submitted shall be sent to a designated recipient, which may be a member of the Audit Committee, counsel to the Company, or other designated person, and who will be identified by the Company from time to time (the “Designated Recipient”).

3. Each complaint will be tracked and handled by the Designated Recipient at the direction of the Chairman of the Audit Committee, as appropriate.

4. The Audit Committee shall receive periodic updates on the status of each complaint.

5. The Audit Committee has the right to request alternative treatment for any complaint addressed to it. Such alternative treatment may include the retention of outside counsel or other advisors to participate in any part of the process of resolving the complaint.

6. No retaliation or other adverse action against an employee submitting a complaint in good faith under these procedures shall be allowed by the Company.

The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

(Front of Card)
Superior Well Services, Inc.
Proxy Card
This Proxy is solicited on behalf of the Board of Directors of Superior Well Services, Inc. for the Annual Meeting of
Stockholders to be held on May 3, 2006.
The undersigned stockholder of Superior Well Services, Inc. hereby appoints David E. Wallace and Thomas W. Stoelk and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Superior Well Services, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2006 and at any adjournment or postponement thereof, as follows:
     (1) Election of Directors.
     ☐ FOR ALL NOMINEES LISTED BELOW.
     ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.
     ☐ FOR ALL NOMINEES LISTED BELOW EXCEPT (See Instructions below).
          NOMINEES:
          O   Mark A. Snyder                                          O   Anthony J. Mendicino
     (2) Ratification of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
     ☐ FOR ratification.
     ☐ AGAINST ratification.
     ☐ ABSTAIN
     INSTRUCTIONS:
TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE ABOVE NOMINEE(S), MARK “FOR ALL NOMINEES LISTED BELOW EXCEPT” AND MARK THE CIRCLE TO THE LEFT OF THE NOMINEE(S’) NAME FOR WHICH YOU WITHHOLD AUTHORITY TO VOTE.
(continued on reverse side)

(Back of Card)
     This Proxy is revocable and, when properly executed, will be voted as you specify on the reverse side hereof. If no specification is made, this Proxy will be voted FOR the nominees listed and FOR ratification of Schneider Downs & Co., Inc. as independent auditors of the Company for the fiscal year ending December 31, 2006, and in accordance with the judgment of the persons voting the Proxy with respect to any other matter that may properly be presented at the meeting. Receipt of the Notice of the 2006 Annual Meeting and the related Proxy Statement is hereby acknowledged.
Dated:                                                            , 2006

Signature	Signature, if jointly held
     Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.

If you are planning to ATTEND THE MEETING, please mark here	O	ADDRESS CHANGE – please mark circle
opposite and provide new address below
If you would like your vote to remain confidential, please mark here	O

To change your address, please mark here and provide your new address where indicated	O

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.